Exhibit 1.01

Maxim Integrated Products, Inc.

Conflict Mineral Report

For the Calendar Year Reporting Period Ended December 31, 2015

Company Overview:

Maxim Integrated Products, Inc. ("Maxim Integrated" or the "Company" and also referred to as "we," "our" or "us") designs, develops, manufactures and markets a broad range of linear and mixed-signal integrated circuits, commonly referred to as analog circuits, for a large number of geographically diverse customers. The Company also provides a range of high-frequency process technologies and capabilities that can be used in custom designs. The analog market is fragmented and characterized by many diverse applications, a great number of product variations and, with respect to many circuit types, relatively long product life cycles. The Company is a global company with wafer manufacturing facilities in the U.S., testing facilities in the Philippines and Thailand and sales and circuit design offices throughout the world. The major end-markets in which the Company’s products are sold are the Automotive, Communications and Data Center, Computing, Consumer and Industrial markets.

Our Conflict Minerals Policy:

Maxim Integrated is committed to complying with the letter and the spirit of the conflict minerals disclosure requirements adopted by the Securities and Exchange Commission (“SEC”) under Section 13(p) of the Securities and Exchange Act, as amended (“Exchange Act”), in the form of Rule 13p-1 and Form SD (together, the “Conflict Minerals Rule” or “Rule”). Maxim Integrated has considered the Rule’s requirements, guidance from the Organisation for Economic Cooperation and Development (the “OECD”) that has been recognized as authoritative by the SEC (the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition, and related Supplements for tin, tantalum, tungsten and gold (“OECD Due Diligence Guidance”)), and related measures being taken by the EICC (Electronic Industry Citizenship Coalition)/GeSI (Global e-Sustainability Initiative) Extractives Work Group, which is part of the joint Conflict-Free Sourcing Initiative (“CFSI”) formed by these organizations, as well as other private-sector organizations’ conflict minerals compliance initiatives, and is implementing and enhancing its formal Conflict Minerals compliance program accordingly. Our Conflict Minerals Policy Statement is available on our website at: http://investor.maximintegrated.com/corporate-responsibility.

To support this policy, Maxim Integrated:

Conducts a reasonable country of origin inquiry of all of its direct suppliers that have products containing necessary conflict minerals and, if required by the Conflict Minerals Rule (as it was for the calendar year 2015 reporting period), implements a program of due diligence on the source and chain of custody of conflict minerals (tin, tantalum, tungsten and gold, or “3TG”) that we consider necessary to the functionality or production of our products (“necessary conflict minerals”).

Expects our direct suppliers to have policies and procedures in place which are in compliance with the Maxim Integrated Conflict Minerals Policy Statement, and will enable transparency of the supply chain to facilitate our compliance with the Conflict Minerals Rule.

Provides, and expects our direct suppliers to cooperate in providing, reasonable country of origin and due diligence information with regard to use of “necessary conflict minerals” in our supply chain.

Efforts to determine the mine or location of origin of the conflict minerals in our products

Tracing the necessary 3TG we use in our products back to the mine and/or source country of origin of each such mineral is a complex endeavor, but an important aspect of responsible sourcing. To help establish and maintain our supply chain compliance sourcing program, we have followed currently established industry guidelines such as those developed by the CFSI under the auspices of the OECD Due Diligence Guidance, which is taking action to address responsible sourcing through the development of the Conflict-Free Smelter Program ("CFSP") program, which enables companies to source minerals from smelters and refiners that have been subjected to a rigorous, independent third-party audit.

Facilities used to process the conflict minerals in our products; brief description of our products

To implement our reasonable country of origin inquiry (“RCOI”) survey process, we adopted the CFSI’s industry approach and used that organization’s CMRT (Conflict Minerals Reporting Template) to gather information from our first-tier suppliers, asking them to help us trace back the origin of necessary 3TG used in our products by identifying smelters, refineries or recyclers and scrap supplier sources of these minerals. We also utilized the CFSI and its CFSP to trace the mine of origin of the 3TG when such information was available. The CFSP conducts independent audits of smelters and refineries to ensure that all certified smelters and refineries are active in the CFSP.

Maxim Integrated procures IC and discrete components and raw materials that may contain conflict minerals from the following major types of suppliers:

•	Raw material supplier

•	Wafer Foundry

•	IC Assembly Subcontractor and Contract Manufacturers

•	Component Manufacturer

As discussed above, we manufacture a broad range of linear and mixed signal integrated circuits for a variety of uses (e.g., communications and computers), and have our own wafer fabrication facilities. We also use third-party wafer foundries.

The table below lists the facilities which, to the extent known, were identified by responding first-tier suppliers in our supply chain as sourcing smelters or refineries for one or more of the necessary conflict minerals in our products (we use gold, tin, tantalum and tungsten).

Metal	Standard Smelter/Refiner (“Smelter”) Names	Smelter Location	Smelter ID	Status*
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019	CFSP Compliant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	CFSP Compliant
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058	CFSP Compliant
Gold	Argor-Heraeus SA	SWITZERLAND	CID000077	CFSP Compliant
Gold	Asahi Pretec Corporation	JAPAN	CID000082	CFSP Compliant
Gold	Johnson Matthey Canada	CANADA	CID000924	CFSP Compliant
Gold	Johnson Matthey Inc. (USA)	UNITED STATES	CID000920	CFSP Compliant
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090	CFSP Compliant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103	CFSP Compliant
Gold	Aurubis AG	GERMANY	CID000113	CFSP Compliant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	CFSP Compliant
Gold	Boliden AB	SWEDEN	CID000157	CFSP Compliant
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176	CFSP Compliant
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185	CFSP Compliant
Gold	Chimet S.p.A.	ITALY	CID000233	CFSP Compliant

Gold	Chugai Mining	JAPAN	CID000264	In communication with CFSI
Gold	Dowa	JAPAN	CID000401	CFSP Compliant
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425	CFSP Compliant
Gold	Ohio Precious Metals, LLC	UNITED STATES	CID001322	CFSP Compliant
Gold	Faggi Enrico S.p.A.	ITALY	CID002355	CFSP Active
Gold	Heimerle + Meule GmbH	GERMANY	CID000694	CFSP Compliant
Gold	Heraeus Ltd. Hong Kong	HONG KONG	CID000707	CFSP Compliant
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	CFSP Compliant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	CID000801	LBMA certified
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	CFSP Compliant
Gold	Istanbul Gold Refinery	TURKEY	CID000814	CFSP Compliant
Gold	Jiangxi Copper Company Limited	CHINA	CID000855	CFSP Compliant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	CFSP Compliant
Gold	Kennecott Utah Copper LLC	UNITED STATES	CID000969	CFSP Compliant
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981	CFSP Compliant
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078	CFSP Compliant
Gold	Materion	UNITED STATES	CID001113	CFSP Compliant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	CFSP Compliant
Gold	Metalor Technologies (Hong Kong) Ltd.	HONG KONG	CID001149	CFSP Compliant
Gold	Metalor Technologies SA	SWITZERLAND	CID001153	CFSP Compliant
Gold	Metalor USA Refining Corporation	UNITED STATES	CID001157	CFSP Compliant
Gold	Met-Mex Penoles, S.A.	MEXICO	CID001161	CFSP Compliant
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188	CFSP Compliant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	CFSP Compliant
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.	TURKEY	CID001220	CFSP Compliant
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259	CFSP Compliant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325	CFSP Compliant
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION	CID001326	CFSP Compliant
Gold	PAMP SA	SWITZERLAND	CID001352	CFSP Compliant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	CFSP Compliant
Gold	PX Précinox SA	SWITZERLAND	CID001498	CFSP Compliant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	CFSP Compliant
Gold	Republic Metals Corporation	UNITED STATES	CID002510	CFSP Compliant
Gold	Royal Canadian Mint	CANADA	CID001534	CFSP Compliant
Gold	SEMPSA Joyería Platería SA	SPAIN	CID001585	CFSP Compliant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	CFSP Compliant
Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761	CFSP Compliant
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	CFSP Compliant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	CFSP Compliant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916	CFSP Compliant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938	CFSP Compliant
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314	CFSP Compliant
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM	CID001980	CFSP Compliant
Gold	United Precious Metal Refining, Inc.	UNITED STATES	CID001993	CFSP Compliant
Gold	Valcambi SA	SWITZERLAND	CID002003	CFSP Compliant
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030	CFSP Compliant
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100	CFSP Compliant

Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129	CFSP Compliant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	CFSP Compliant
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	CID002243	CFSP Compliant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	CFSP Compliant
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	CID000291	CFSP Compliant
Tantalum	Duoluoshan	CHINA	CID000410	CFSP Compliant
Tantalum	Exotech Inc.	UNITED STATES	CID000456	CFSP Compliant
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460	CFSP Compliant
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558	CFSP Compliant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	CID002557	CFSP Compliant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616	CFSP Compliant
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544	CFSP Compliant
Tantalum	H.C. Starck GmbH Goslar	GERMANY	CID002545	CFSP Compliant
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	CID002546	CFSP Compliant
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547	CFSP Compliant
Tantalum	H.C. Starck Inc.	UNITED STATES	CID002548	CFSP Compliant
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549	CFSP Compliant
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002550	CFSP Compliant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	CFSP Compliant
Tantalum	Hi-Temp	UNITED STATES	CID000731	CFSP Compliant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	CFSP Compliant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	CFSP Compliant
Tantalum	Kemet Blue Metals	MEXICO	CID002539	CFSP Compliant
Tantalum	Kemet Blue Powder	UNITED STATES	CID002568	CFSP Compliant
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076	CFSP Compliant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	CFSP Compliant
Tantalum	Mineração Taboca S.A.	BRAZIL	CID001175	CFSP Compliant
Tantalum	Mitsui Mining & Smelting	JAPAN	CID001192	CFSP Compliant
Tantalum	Molycorp Silmet A.S.	ESTONIA	CID001200	CFSP Compliant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	CFSP Compliant
Tantalum	Plansee SE Liezen	AUSTRIA	CID002540	CFSP Compliant
Tantalum	Plansee SE Reutte	AUSTRIA	CID002556	CFSP Compliant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769	CFSP Compliant
Tantalum	Taki Chemicals	JAPAN	CID001869	CFSP Compliant
Tantalum	Telex Metals	UNITED STATES	CID001891	CFSP Compliant
Tantalum	Ulba	KAZAKHSTAN	CID001969	CFSP Compliant
Tantalum	Zhuzhou Cemented Carbide	CHINA	CID002232	CFSP Compliant
Tin	Alpha	UNITED STATES	CID000292	CFSP Compliant
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703	CFSP Active
Tin	China Tin Group Co., Ltd.	CHINA	CID001070	CFSP Compliant
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	CID000295	CFSP Compliant
Tin	CV Serumpun Sebalai	INDONESIA	CID000313	CFSP Compliant
Tin	CV United Smelting	INDONESIA	CID000315	CFSP Compliant
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455	CFSP Compliant
Tin	Dowa	JAPAN	CID000402	CFSP Compliant
Tin	Elmet S.L.U. (Metallo Group)	SPAIN	CID002774	CFSP Compliant
Tin	EM Vinto	BOLIVIA	CID000438	CFSP Compliant
Tin	Fenix Metals	POLAND	CID000468	CFSP Compliant

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538	CFSP Compliant
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244	CFSP Compliant
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468	CFSP Compliant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	CFSP Compliant
Tin	Melt Metais e Ligas S/A	BRAZIL	CID002500	CFSP Compliant
Tin	Metallo-Chimique N.V.	BELGIUM	CID002773	CFSP Compliant
Tin	Mineração Taboca S.A.	BRAZIL	CID001173	CFSP Compliant
Tin	Minsur	PERU	CID001182	CFSP Compliant
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191	CFSP Compliant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	CFSP Compliant
Tin	Operaciones Metalurgical S.A.	BOLIVIA	CID001337	CFSP Compliant
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309	CFSP Compliant
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399	CFSP Compliant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503	CFSP Compliant
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402	CFSP Compliant
Tin	PT Bangka Tin Industry	INDONESIA	CID001419	CFSP Compliant
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421	CFSP Compliant
Tin	PT BilliTin Makmur Lestari	INDONESIA	CID001424	CFSP Compliant
Tin	PT Bukit Timah	INDONESIA	CID001428	CFSP Compliant
Tin	PT DS Jaya Abadi	INDONESIA	CID001434	CFSP Compliant
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438	CFSP Compliant
Tin	PT Inti Stania Prima	INDONESIA	CID002530	CFSP Compliant
Tin	PT JusTindo	INDONESIA	CID000307	CFSP Compliant
Tin	PT Mitra Stania Prima	INDONESIA	CID001453	CFSP Compliant
Tin	PT Panca Mega Persada	INDONESIA	CID001457	CFSP Compliant
Tin	PT Prima Timah Utama	INDONESIA	CID001458	CFSP Compliant
Tin	PT REFINED BANGKA TIN	INDONESIA	CID001460	CFSP Compliant
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463	CFSP Compliant
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468	CFSP Compliant
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477	CFSP Compliant
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482	CFSP Compliant
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490	CFSP Compliant
Tin	PT Wahana Perkit Jaya	INDONESIA	CID002479	CFSP Compliant
Tin	Rui Da Hung	TAIWAN	CID001539	CFSP Compliant
Tin	Soft Metais Ltda.	BRAZIL	CID001758	CFSP Compliant
Tin	Thaisarco	THAILAND	CID001898	CFSP Compliant
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036	CFSP Compliant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158	CFSP Active
Tin	Yunnan Tin Group (Holding) Company Limited	CHINA	CID002180	CFSP Compliant
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004	CFSP Compliant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513	CFSP Compliant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	CFSP Compliant
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345	TI-CMC Member
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499	CFSP Compliant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	CFSP Compliant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	CFSP Compliant
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	CID000868	TI-CMC Member
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	CFSP Compliant
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	CID000568	CFSP Compliant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	CFSP Compliant

Tungsten	H.C. Starck GmbH	GERMANY	CID002541	CFSP Compliant
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542	CFSP Compliant
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	CHINA	CID000766	CFSP Compliant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769	CFSP Compliant
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649	CFSP Compliant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825	CFSP Compliant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	CFSP Active
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	CFSP Compliant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	TI-CMC Member
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	CFSP Active
Tungsten	Kennametal Fallon	UNITED STATES	CID000966	CFSP Active
Tungsten	Kennametal Huntsville	UNITED STATES	CID000105	CFSP Compliant
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543	CFSP Compliant
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION	CID002532	TI-CMC Member
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM	CID001889	CFSP Compliant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011	CFSP Compliant
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044	CFSP Compliant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	CFSP Compliant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082	CFSP Compliant

* As of March 1, 2016. CFSP Compliant means that the Smelter’s name was included on the Conflict Free Smelter and Refiner List published on the CFSI website. CFSP Active means that the Smelter’s name was included on the Active Smelters and Refiners List published on the CFSI website. TI-CMC means that the Smelter’s name was included on the TI-CMC Category A Members List Progressing toward CFSP validation published on the CFSI website.

Countries of origin of the conflict minerals these facilities process are believed to include:
Angola, Argentina, Australia, Austria, Belgium, Bolivia, Brazil, Burundi, Canada, Central African Republic, Chile, China, Colombia, Cote D’Ivoire, Czech Republic, Democratic Republic of the Congo, Djibouti, Ecuador, Egypt, Estonia, Ethiopia, France, Germany, Guyana, Hungary, India, Indonesia, Ireland, Israel, Japan, Kazakhstan, Kenya, Laos, Luxembourg, Madagascar, Malaysia, Mongolia, Mozambique, Myanmar, Namibia, Netherlands, Nigeria, Peru, Portugal, Republic of Congo, Russia, Rwanda, Sierra Leone, Singapore, Slovakia, South Africa, South Korea, South Sudan, Spain, Suriname, Switzerland, Taiwan, Tanzania, United Kingdom, United States of America, Uganda, Vietnam, Zambia, and Zimbabwe.

Exercise due diligence on the source and chain of custody of its conflict minerals following recognized framework:

Due Diligence Framework

We have exercised due diligence on the source and chain of custody of our conflict minerals to identify minerals originating from the Covered Countries (DRC or an adjoining country) that are not from scrap or recycled materials. Maxim Integrated’s due diligence process has been designed and implemented based on the framework set forth in the OECD Due Diligence Guidance.

Our conflict minerals due diligence process in calendar year 2015 followed each of the five OECD-recommended steps:

1.	Establishment of Strong Company Management Systems

2.	Identify and assess risks in the supply chain

3.	Design and implement a strategy to respond to identified risks

4.	Encourage the independent third-party audit of smelter/refiner’s due diligence practices

5.	Report annually on supply chain due diligence

Inherent Limitations on Due Diligence Measures

As a downstream purchaser of conflict minerals or products (including components) manufactured by third parties that contain conflict minerals, our due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary conflict minerals contained in the products we sell to our customers. Our due diligence processes are based on the necessity of seeking data from our direct suppliers, and on those suppliers in turn seeking similar information within their supply chains to identify the original sources of the necessary conflict minerals. We also rely, to a large extent, on information collected and provided by independent third party audit programs such as the CFSP and LBMA (if accurate). This process, in our view, is entirely consistent with the OECD Due Diligence Guidance for downstream companies.

Brief description of due diligence measures taken

1.0 Strong Company Management Systems:

We have established a management system for complying with the applicable rules. Our management system includes the development of a Conflict Minerals Oversight Committee led by our Senior Vice President and General Counsel, Vice President of Quality and Vice President of Legal and Corporate Secretary. Maxim Integrated has also developed a team of subject matter experts from relevant functions with specific responsibilities. The Quality Director is responsible for directing the project operations and reporting to upper management. The Quality Director is also responsible for implementation of the supply chain due diligence process. Data collection and reporting are handled by the Environmental Materials Management and Information (EMMI) group within the Quality organization. The Environmental Materials Manager is responsible for day-to-day data collection, customer responses, data/information validation, and archival documentation.

The team of subject matter experts is responsible for implementing our conflict mineral compliance policy, procedures and strategy. The Oversight Committee has been briefed about the results of our due diligence efforts on a periodic basis and the Vice President of Quality is updated on a monthly basis.

2.0 Identification and Assessment of Risks in the Supply Chain:

We have made our reasonable efforts to identify first-tier suppliers that supply products or raw materials that may potentially contain necessary conflict minerals by conducting a supply chain survey using the EICC and GeSI Conflict Minerals Reporting Template (CMRT), requesting all of our direct suppliers to identify smelters and refiners and country of origin of the conflict minerals in products and/or raw materials they supply to us; following up with direct suppliers that do not respond to the EICC-GeSi Conflict Minerals Report Template by requesting their responses; comparing smelters and refiners identified by respondents to our supply chain survey against the list of facilities that have received a “Compliant” or “Active” designation from the CFSP, which designations provide country of origin information; and maintaining documentation of our efforts pursuant to this process. We also review the responses to identify red flags in the responses for further follow-up and also identify key risks to our supply chain; this information also is documented.

3.0 Strategic Response to Identified Risks:

We have and will continue to make reasonable efforts to encourage suppliers who are sourcing from non-compliant smelters and/or refineries to move towards using compliant smelters and refiners (as identified via the CFSP and other industry-developed third-party audit mechanisms). If a supplier fails to remedy the risks identified by our risk assessment, we intend to escalate it to Conflict Minerals Oversight Committee to determine whether to approve or reject the supplier based on the following factors: a thorough cost and benefit analysis; potential risk factors; any existing competitive bids; and whether the supplier is a single source supplier. If the Conflict Minerals Oversight Committee decides to continue such a business relationship due to inherent limitations of the supply chain, we will use reasonable efforts to follow up with said supplier for its correction plan, and encourage our suppliers to work with CFSP compliant smelters and refiners. We provide and plan to continue to provide periodic compliance updates or reports to our Conflict Minerals Oversight Committee summarizing our risk mitigation efforts.

4.0 Independent 3rd Party Audit of Smelter/Refiner’s Due Diligence Practices:

We do not have a direct relationship with 3TG smelters and refiners, nor do we and hence are not able to perform direct audits of these entities that provide the 3TG metals to our supply chain. However, we do rely upon industry efforts, including the joint EICC/GeSI CFSI, to influence smelters and refiners to get audited and certified through CFSI’s CFSP. We rely upon the summary audit reports on compliance status for smelters generated by the CFSP to validate the responses received from suppliers surveyed pursuant to our RCOI process and address red flags identified in Step 2 above. We believe our efforts adequately address this requirement in the OECD Due Diligence Guidance.

5.0 Annual Report on Supply Chain Due Diligence:

In addition to this Conflict Minerals Report and accompanying Form SD, for further information about our Conflict Minerals Policy Statement, please see: http://investor.maximintegrated.com/corporate-responsibility.

Results of due diligence measures taken

We are committed to continuing and improving upon the use of our supply chain due diligence processes, leveraging the industry standard CFSP and other resources made available by the CFSI, as well as the LBMA and other respected industry groups, to assist companies in following the OECD Due Diligence Guidance, and the ongoing update of our supplier RCOI information as we continue to develop additional transparency into our supply chain.

CONFLICT MINERALS REPORT

The Conflict Minerals Report for the calendar year ended December 31, 2015 is filed with the SEC as Exhibit 1.01 to Form SD, and is available at http://investor.maximintegrated.com/financial-information. The content of this website, and any other website referred to in this Conflict Minerals Report and/or the accompanying Form SD, is not incorporated by reference into either of these documents, or any other document Maxim Integrated has filed or will file with the SEC.